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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          ASTORIA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


   DELAWARE                                                11-3170868
(State or other                                (IRS Employer Identification No.)
jurisdiction of
incorporation)

                            ONE ASTORIA FEDERAL PLAZA
                        LAKE SUCCESS, NEW YORK 11042-1085
                    (Address of principal executive offices)

                             ASTORIA CAPITAL TRUST I
        (Exact name of Co-Registrant as specified in its trust agreement)


   DELAWARE                                                11-6537234
(State or other                                (IRS Employer Identification No.)
jurisdiction of
incorporation)

                            ONE ASTORIA FEDERAL PLAZA
                        LAKE SUCCESS, NEW YORK 11042-1085
                    (Address of principal executive offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act Registration Statement File Number to which this form relates: 333-30792 and 333-30792.01

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
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      None                                                Not Applicable

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                       9.75% Capital Securities, Series B
                   (Guarantee by Astoria Financial Corporation
                     with respect to the Capital Securities)

                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
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The title of the class of securities to be registered hereunder is 9.75% Capital
Securities, Series B, referred to as the Capital Securities, issued by Astoria Capital Trust I and guaranteed by Astoria Financial Corporation, or the Corporation, to the extent set forth in the Series B Capital Securities
Guarantee described below. For a description of the Capital Securities as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the information set forth under the following captions in a prospectus included as a part of a registration statement on Form S-4 (File Nos. 333-30792 and 333-30792), filed with the Securities and Exchange Commission, or the Commission, on February 18, 2000, and declared effective by the Commission on March 10, 2000, referred to as the Registration Statement, and in a Rule 462(b) prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 with the Commission on March 10, 2000, which information is incorporated herein by reference: "DESCRIPTION OF EXCHANGE CAPITAL SECURITIES," DESCRIPTION OF EXCHANGE DEBENTURES," "DESCRIPTION OF EXCHANGE GUARANTEE," "DESCRIPTION OF ORIGINAL SECURITIES" AND "RELATIONSHIP AMONG THE EXCHANGE
CAPITAL SECURITIES, THE EXCHANGE DEBENTURES AND THE EXCHANGE GUARANTEE".

ITEM 2.  EXHIBITS.

         1. Indenture between Astoria Financial Corporation and Wilmington Trust Company, as Debenture Trustee, dated as of October 28, 1999, relating to the Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

         2. Certificate of Trust of Astoria Capital Trust I, dated as of October 19, 1999 (incorporated herein by reference to Exhibit
                  4.3 of the Registration Statement).

         3. Declaration of Trust of Astoria Capital Trust I, dated as of October 18, 1999 (incorporated herein by reference to Exhibit
                  4.4 of the Registration Statement).

         4. Amended and Restated Declaration of Trust for Astoria Capital Trust I, dated as of October 28, 1999 (incorporated herein by reference to Exhibit 4.5 of the Registration Statement).

         5. Form of Exchange Capital Security Certificate for Astoria Capital Trust I (incorporated herein by reference to Exhibit
                  4.7 of the Registration Statement).

         6. Series A Capital Securities Guarantee Agreement of Astoria Financial Corporation and Wilmington Trust Company, dated as of October 28, 1999 (incorporated herein by reference to Exhibit 4.9 of the Registration Statement).

         7. Series B Capital Securities Guarantee Agreement of Astoria Financial Corporation and Wilmington Trust Company, dated as of February 15, 2000 (incorporated herein by reference to Exhibit 4.10 of the Registration Statement).



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        ASTORIA FINANCIAL CORPORATION


                                        By: /s/ Alan P. Eggleston
                                            ------------------------------------
                                            Alan P. Eggleston
                                            Executive Vice President and
                                            General Counsel

Dated:  March 15, 2000